EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE:
----------------------


       CAS MEDICAL SYSTEMS, INC. APPOINTS ANDREW KERSEY PRESIDENT AND CEO
                 LOU SCHEPS TO CONTINUE AS CHAIRMAN OF THE BOARD

BRANFORD, CT - JANUARY 17, 2007 - CAS Medical Systems, Inc. (NASDAQ: CASM), a medical device company focused on innovative, non-invasive vital signs monitoring, announced today that, in line with the Company's succession plan, Andrew E. Kersey, the Company's current Chief Operating Officer, will assume the role of President and Chief Executive Officer when Louis P. Scheps, current President and CEO, retires on April 1, 2007.

Mr. Kersey has over 20 years experience in the medical device business and has been with the Company since 2001. Before becoming COO in January 2004, he was Director of Engineering. Mr. Kersey has led the Company's sales, marketing, engineering and operations efforts achieving record revenues over the last several years with an emphasis on innovation, quality, and process improvements. Prior to joining the Company he held various engineering management positions at Novametrix Medical Systems, Inc., and at Corometrics Medical Systems, a division of Marquette Medical.

Mr. Kersey commented, "I am grateful to Lou and the Board for their continued confidence in giving me the opportunity to lead the Company during the next phase of our growth. We have a very capable and talented team at CASMED and our core businesses of vital signs monitoring and blood pressure measurement technology continue to show solid growth. Our most recent product, the FORE-SIGHT(TM) Cerebral Oximeter, is an exciting, new technology, which we believe will have an impact on the future growth of the Company, as well as raise the standard of patient care. We look forward to building on our rich history and reputation for quality and reliability with new, innovative products to improve patient outcomes."

Mr. Scheps, President and CEO since 1990, will retain his position as Chairman of the Board and will continue to provide valuable strategic guidance to the Company, acting as advisor and consultant and maintaining an office at the Company's headquarters. During his tenure at CASMED, Mr. Scheps has been responsible for defining and shaping the Company's strategic business direction, expanding the Company's annual sales revenue from $3.5 million to over $34 million.

Mr. Scheps stated, "I am confident that I am stepping down at a time when CASMED's future has never looked more promising. Andrew has been a key leader of our senior management team over the last few years, and is ideally suited to move the Company forward in terms of innovation, revenue growth and shareholder value."

ABOUT CAS MEDICAL SYSTEMS, INC. (CASMED(TM))
Founded in 1984, CAS Medical Systems, Inc. is dedicated to the design and manufacture of innovative technologies and products vital to patient care in the most challenging clinical environments. Its current product lines include blood pressure measurement technology, vital signs monitoring equipment, blood pressure cuffs, apnea monitoring equipment and products for neonatal intensive care. With a reputation for the highest quality products available in the markets it serves, CASMED products are used by clinicians worldwide.

FOR MORE INFORMATION CONTACT:
ir@casmed.com


INVESTORS                                            MEDIA
Financial Dynamics                                   Financial Dynamics
John Capodanno                                       Robert Stanislaro
212-850-5705                                         212-850-5657
jcapodanno@fd-us.com                                 rstanislaro@fd-us.com


STATEMENTS INCLUDED IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL IN NATURE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS RELATING TO THE FUTURE PERFORMANCE OF THE COMPANY ARE SUBJECT TO MANY FACTORS INCLUDING, BUT NOT LIMITED TO, THE CUSTOMER ACCEPTANCE OF THE PRODUCTS IN THE MARKET, THE INTRODUCTION OF COMPETITIVE PRODUCTS AND PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL DIFFICULTIES, AND OTHER RISKS DETAILED IN THE COMPANY'S MOST RECENT FORM 10-KSB AND OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS.

SUCH STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PRESS RELEASE THE TERMS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "MAY", "OBJECTIVE", "PLAN", "POSSIBLE", "POTENTIAL", "PROJECT", "WILL" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE MADE AS OF THE DATE HEREOF, AND WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF FUTURE EVENTS, NEW INFORMATION OR OTHERWISE.


                                      # # #